Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Board of Directors
Old Line Bancshares, Inc.
Bowie, Maryland
          We hereby consent to the incorporation by reference in the registration statements (No. 333-113097, 333-111587, and 333-116845) on Form S-8 of Old Line Bancshares, Inc. of our report dated March 22, 2010 relating to the consolidated financial statements of Old Line Bancshares, Inc. included in the Form 10-K for the year ended December 31, 2009.

ROWLES & COMPANY, LLP

Baltimore, Maryland
March 22, 2010
101 E. Chesapeake Avenue, Suite 300, Baltimore, Maryland 21286
410-583-6990 FAX: 410-583-7061
Website: www.Rowles.com